2018 EPS Performance Stock Unit Award Agreement
Draft of 2/12/18

LCI INDUSTRIES
PERFORMANCE STOCK UNIT AWARD AGREEMENT
PURSUANT TO LCI INDUSTRIES
EQUITY AWARD AND INCENTIVE PLAN,
AS AMENDED AND RESTATED

This PERFORMANCE STOCK UNIT AWARD AGREEMENT (this “Agreement”) made and entered into as of [DATE], 2018 (the “Award Date”), between LCI INDUSTRIES, a Delaware corporation (the “Corporation”), and ____________ (the “Participant”), an employee of the Corporation or one of its wholly owned subsidiaries, sets forth the terms and conditions of a Performance Stock Unit Award (an “Award”) issued pursuant to the LCI Industries Equity Award and Incentive Plan, as Amended and Restated, which may be amended or supplemented hereafter (the “Plan”). Participant hereby acknowledges receiving or having electronic access to a copy of the Plan, as well as a Prospectus and Plan Description prepared by the Corporation for Plan participants.
1.Capitalized terms used herein but not defined shall have the meanings prescribed in the Plan.
2.In accordance with the Award, and subject to the terms and conditions of the Plan and this Agreement, the Committee hereby grants to the Participant a performance-based long-term incentive award of Performance Stock Units (each, a “Unit”), the target number of which is [______] Units (the “Target Number of Units”). The number of Units that may actually be earned and become eligible to vest pursuant to this Award can be between 0% and [___]% of the Target Number of Units (excluding any dividend equivalent Units credited to Participant pursuant to Section 8 below). Each Unit that is earned as set forth herein and which thereafter vests represents the right to receive one share of the Corporation’s common stock, par value $0.01 per share (the “Stock”). Prior to their settlement or forfeiture in accordance with the terms of this Agreement, the Units granted hereunder will be credited to an account in the Participant’s name maintained by the Corporation. This account shall be unfunded and maintained for book-keeping purposes only, with the Units simply representing an unfunded and unsecured contingent obligation of the Corporation.
3.a.    The Units can be earned if cumulative Adjusted EPS for the Measurement Period exceeds Benchmark EPS by more than the threshold growth percentage, and the number of Units earned will be determined in proportion to the percentage increase in such cumulative Adjusted EPS for the Measurement Period over the threshold growth percentage up to the maximum growth percentage, as described in the formula set forth on Annex A hereto. Except as otherwise provided in Section 5, the number of Units that shall be earned will be determined by the Committee in its sole discretion.
b.    The Committee will determine (i) the degree to which the applicable performance goals for the Measurement Period have been satisfied, and (ii) the number of Units that have been earned

2018 EPS Performance Stock Unit Award Agreement
Draft of 2/12/18

during the Measurement Period, each as determined in accordance Annex A, typically at its February meeting of the year following the Measurement Period (and in any event no later than 60 days following the end of the Measurement Period). The earned Units, if any, will vest on the earlier of (i) [DATE], 202[1] (the “Vesting Date”) and (ii) the occurrence of an event described in Section 5. Notwithstanding anything to the contrary contained herein, the Vesting Date may not be extended.
c.    Except as provided in Section 5 hereof, the unvested portion of the Award shall be forfeited upon the Participant’s termination of employment.
d.    The term “Adjusted EPS” means the earnings per diluted share as reported by the Corporation in its consolidated financial statements, which may be adjusted by the Committee to exclude the impact of the following: (i) accretion expense; (ii) goodwill impairment; (iii) charges for reorganizing or restructuring; (iv) charges from asset write-downs; (v) acquisitions or divestitures; (vi) foreign exchange gains or losses; (vii) changes in accounting principles or tax laws, rules or regulations, including, without limitation, the effect of the U.S. tax reform act signed into law on December 22, 2017; and (viii) extraordinary, unusual, transition, one-time and/or non-recurring items as determined by the Committee from time to time.
e.    The term “Benchmark EPS” means $[___] per share.
f.    The term “Measurement Period” means the [two] year period from [January 1, 2018 through December 31, 2019].
4.Subject to the terms of this Agreement, after any Units vest pursuant to Section 3 or Section 5, as applicable, the Corporation shall, as soon as practicable (but no later than the 75th day following the applicable vesting date), cause to be issued and delivered to the Participant (or, in the case of vesting due to Participant’s death, to the Beneficiary designated by the Participant in his or her most recent beneficiary designation filed with the Committee) one share of Stock in payment and settlement of each vested Unit. If the Units that vest include a fractional Unit, the Corporation shall round the number of vested Units to the nearest whole Unit prior to issuance of shares of Stock as provided herein.
5.a.    If a Change in Control occurs before the Vesting Date and while the Participant continues to be an employee, then the following provisions shall apply:
(i)    If this Award is not continued by the Corporation (if it is the ultimate parent corporation surviving the Change in Control) or assumed or replaced (by the surviving, successor or acquiring entity other than the Corporation (the “Successor”)) in connection with the Change in Control, then the Units shall be deemed to have been earned and vested as of the date of the Change in Control to the degree and in the manner provided in Section 5.a.(iv).
(ii)    If this Award is continued by the Corporation or is assumed or replaced by the Successor in connection with the Change in Control and the Participant’s employment with the

2018 EPS Performance Stock Unit Award Agreement
Draft of 2/12/18

Corporation or the Successor (or one of their wholly owned subsidiaries) is terminated by the employer without Cause (as defined in Section 13.b. hereof) or is terminated by the Participant for Good Reason (as defined in Section 13.b. hereof) within twenty-four (24) months after the Change in Control, then the Units will be deemed to have been earned and vested as of the date the Participant ceased to be an employee to the degree and in the manner provided in Section 5.a.(iv).
(iii)    For purposes of this Section 5.a., this Award will be considered assumed or replaced if, in connection with the Change in Control transaction and in a manner consistent with Code Section 409A, either (A) the contractual obligations represented by this Award are expressly assumed by the Successor (or its parent entity) with appropriate adjustments to the number and type of securities subject to this Award and the applicable performance goals that preserves the intrinsic value of this Award existing at the time of the Change in Control transaction, or (B) the Participant has received a comparable equity award that preserves the intrinsic value of this Award existing at the time of the Change in Control transaction and is subject to substantially similar terms and conditions as this Award.
(iv)    The number of Units that would be deemed earned and subject to accelerated vesting pursuant to Section 5.a.(i) or 5.a.(ii) will be equal to (A) if the accelerated vesting event occurred during the Measurement Period, the Target Number of Units, prorated to reflect the portion of the Measurement Period that had occurred before the date of the Change in Control or the cessation of employment, as applicable, or (B) if the accelerated vesting event occurred after the conclusion of the Measurement Period, the number of Units determined by the Committee (or the equivalent committee of the Successor, if applicable) to be earned using actual Adjusted EPS for the Measurement Period as set forth in Annex A.
b.    In the event of the Participant’s death before the Vesting Date, the Beneficiary designated by the Participant in his or her most recent beneficiary designation filed with the Committee shall be entitled to retain the Award, and the number of Units earned shall be determined as follows: (i) if Participant’s death occurs before the end of the Measurement Period, the Target Number of Units, prorated to reflect the portion of the Measurement Period for which the Participant was employed, and (ii) if Participant’s death occurs after the conclusion of the Measurement Period, the number of Units will be calculated as set forth in Section 3 hereof based on the actual Adjusted EPS achieved. The Units thus earned and calculated as set forth above shall be fully vested as of the date of the Participant’s death.
c.    In the event of the Participant’s termination due to Disability before the Vesting Date, the Participant shall be entitled to retain the Award, and the number of Units earned shall be determined as follows: (i) if Participant’s termination due to Disability occurs before the end of the Measurement Period, the Target Number of Units, prorated to reflect the portion of the Measurement Period prior to the date of

2018 EPS Performance Stock Unit Award Agreement
Draft of 2/12/18

the cessation of employment; and (ii) if Participant’s termination due to Disability occurs after the conclusion of the Measurement Period, the number of Units will be calculated as set forth in Section 3 hereof based on the actual Adjusted EPS achieved. The Units thus earned and calculated as set forth above shall be fully vested as of the date of the Participant’s termination due to Disability. The term “Disability” shall mean Participant’s physical or mental disability that renders Participant incapable of performing the essential functions of Participant’s job, with or without reasonable accommodation, and which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, as determined in good faith by the Corporation.
d.    In the event Participant’s employment with the Corporation (or one of its wholly owned subsidiaries) is terminated by the Corporation without Cause, or is terminated by the Participant for Good Reason, after the end of the Measurement Period but before the Vesting Date (and such termination does not occur within twenty-four (24) months after a Change in Control, which termination is governed by Section 5.a.(ii) hereof), all forfeiture conditions and other restrictions applicable to the number of Units determined by the Committee to be earned using actual Adjusted EPS for the Measurement Period as set forth in Annex A shall lapse, and such number of Units shall become fully vested as of the date of termination.
6.The Units subject to this Award do not entitle the Participant or any Beneficiary to any rights of a holder of the Corporation’s Stock. The Participant or Beneficiary shall not have any of the rights of a stockholder of the Corporation in connection with the grant of Units subject to this Award unless and until shares of Stock are issued to such Participant or Beneficiary upon settlement of the Units as provided in Section 4.
7.The Award is not transferable by the Participant otherwise than by will or the laws of descent and distribution; provided, however, that the designation of a Beneficiary by the Participant shall not constitute a transfer.
8.The Committee shall make or provide for such adjustments to the Units represented by the Award as it shall deem appropriate in accordance with Section 10(c) of the Plan. If the Corporation pays cash dividends on its Stock while any Units subject to this Agreement are outstanding, then on each dividend payment date a dividend equivalent dollar amount equal to the number of Units credited to the Participant’s account pursuant to this Agreement as of the dividend record date times the dollar amount of the cash dividend per share of Stock shall be deemed reinvested in additional Units as of the dividend payment date and such additional Units shall be credited to the Participant’s account. The number of additional Units so credited shall be determined by dividing (1) the amount of cash, or the value (as determined by the Committee) of any securities or other property paid or distributed in respect of one outstanding share of Stock by (2) the Fair Market Value of a share of Stock as of the date of such payment or distribution. Any additional Units

2018 EPS Performance Stock Unit Award Agreement
Draft of 2/12/18

so credited will be subject to the same terms and conditions, including the timing of vesting and settlement, applicable to the underlying Units to which the dividend equivalents relate.
9.All notices hereunder shall be in writing, and if to the Corporation, shall be delivered to the Corporation or mailed to the Corporation’s principal office, addressed to the attention of the President, and if to the Participant, shall be delivered or mailed to the Participant at the address set forth herein. Such addresses may be changed at any time by notice as set forth herein. A copy of any notice given hereunder shall be sent simultaneously to the Committee, c/o Vice President - Chief Legal Officer, LCI Industries, 3501 County Road 6 East, Elkhart, IN 46514.
10.All decisions or interpretations made by the Committee with regard to any question arising hereunder or under the Plan shall be binding and conclusive.
11.This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and the successors and assigns of the Corporation and, to the extent provided in Sections 5 and 6 hereof, the Beneficiary, personal representatives, distributees and legatees of the Participant.
12.Nothing herein shall confer upon the Participant the right to continue as an employee of the Corporation or affect the right of the Corporation to terminate the Participant’s position as an employee.
13.a.     Notwithstanding any provision of this Agreement to the contrary, the Participant understands and agrees that if he or she has engaged in any “Detrimental Activity” as hereinafter defined, the Participant shall immediately forfeit this Award and any right to receive shares of Stock that have not yet been issued pursuant to Section 4 (including shares of Stock relating to Units that may be fully vested). At such time as any Units granted hereunder are settled in accordance with Section 4 and shares of Stock are to be delivered to the Participant, he or she may be required to certify in a manner acceptable to the Corporation that he or she is in compliance with the terms and conditions of this Agreement, the Plan and any other agreement between the Participant and the Corporation, and that the Participant is not engaged in any Detrimental Activity. In the event the Participant fails to comply with the provisions of this Agreement, the Plan or any other agreement with the Corporation, or engages in any Detrimental Activity, at any time prior to or during the six months after the Corporation has issued and delivered to her or him the entire amount of shares of Stock in payment and settlement of each vested Unit represented by the Award, such entire Award may be rescinded by the Corporation within one (1) year after the Corporation becomes aware of such failure of compliance or Detrimental Activity, and the Corporation shall notify the Participant in writing of any such rescission within such one-year period. Within ten (10) days after receiving such notice of rescission, the Participant shall pay to the Corporation the entire amount of the Award previously paid to him or her, in such manner and on such terms and conditions as may be required by the Corporation, including, without limitation, payment in cash or by returning to the Corporation the number of shares of Stock that the Participant received in payment and settlement of each vested Unit under the Award.

2018 EPS Performance Stock Unit Award Agreement
Draft of 2/12/18

b.    “Detrimental Activity” means (i) the unauthorized rendering of services for any organization or engaging, directly or indirectly, in any business which is competitive with the business of the Corporation; (ii) the disclosure to any person or entity outside the Corporation, or use in other than the Corporation’s business, without prior written authorization from the Corporation, of any “Confidential Information,” as hereinafter defined or material relating to the business of the Corporation; (iii) activity that results in termination of the Participant’s services as an employee of the Corporation for Cause; or (iv) any other conduct or act reasonably determined by the Corporation to be injurious, detrimental or prejudicial to any interest of the Corporation. “Cause” means Participant’s (a) willful and continued failure to follow the Corporation’s reasonable direction or to perform any duties reasonably required of Participant (other than any such failure resulting from his Disability or from termination by Participant for Good Reason, if applicable), after written demand for substantial performance is delivered to Participant specifying in reasonable detail the manner in which Participant has not performed, and Participant has not remedied such failure within 30 days after notice thereof, (b) material violation of, or failure to act upon or report known or suspected violations of, the Corporation’s Guidelines for Business Conduct, as amended from time to time, (c) conviction of, or a plea of nolo contendere with respect to, any felony, (d) commission of any criminal, fraudulent, or dishonest act in connection with Participant’s employment, (e) material breach of this Agreement which, if capable of remedy, continues for a period of 30 days without remedy thereof by Participant after notice thereof, or two or more such breaches in any two month period, or (f) one or more instances of willful misconduct or gross negligence that, individually or in the aggregate, is materially detrimental to the Corporation’s interests. “Good Reason” means the existence of one or more of the following conditions without the Participant’s consent, so long as the Participant provided written notice to the Corporation of the existence of the condition not later than 90 days after the initial existence of the condition and the condition has not been remedied within 30 days after receipt of such notice: (a) a material reduction in the Participant’s base salary other than in connection with a general reduction affecting a group of employees; (b) a relocation of the Participant’s primary work location by more than 100 miles; or (c) any material reduction in the Participant’s authority, duties or responsibilities.
c.    “Confidential Information” includes any business, financial and other sensitive, confidential, proprietary and trade secret information which is of unique value to the Corporation. Examples of Confidential Information include: inventions, improvements and designs; new product or marketing plans; business strategies and plans; merger and acquisition targets; financial and pricing information; computer programs, source codes, models and databases; analytical models; human resources strategies; customer lists and information; and supplier and vendor lists and other information which is not generally available to the public.

2018 EPS Performance Stock Unit Award Agreement
Draft of 2/12/18

14.It is the Corporation’s intention that the securities represented by the Award will be exempt from Section 16(b) of the Exchange Act by reason of Rule 16b-3. In the event that exercise of any decision-making power granted by the Plan or this Agreement to the Participant or the Committee will result in the loss of such exemption, then the Participant or the Committee, as the case may be, shall not be entitled to exercise such power, which shall be exercised by the remaining members of the Committee or the Board, as the case may be.
15.If at any time the Corporation or the Committee shall determine, in its discretion, that the listing, registration or qualification of any shares of Stock to be paid upon the vesting of this Award upon any securities exchange or under any state or Federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issuance of such Stock hereunder, such Stock shall not be issued unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Corporation and the Committee. In addition, the Corporation may at any time require, as a condition to the issuance or delivery of such Stock, that the Participant represent in writing that he is acquiring such Stock for investment purposes only and not with a view to distribution and in such event, the Corporation may endorse an appropriate legend on the certificate representing the shares of Stock and cause the transfer agent to make an appropriate notation on its books with respect to such shares.
16.All compensation payable under this Agreement will be subject to applicable tax withholding and other required or authorized deductions prior to the issuance of any shares, and shall be subject in all respects to the terms, provisions and conditions of the Plan. Such tax withholding and other tax obligations may be satisfied by the Participant electing to receive the net shares representing the difference between the current fair market value and the tax amount required to be withheld.
17.The Corporation and Committee make no representations concerning the tax consequences of the Award under Code Section 409A or any other federal, state or local tax law. Tax consequences will depend, in part, upon the application of relevant tax law, including Code Section 409A, to the relevant facts and circumstances. Participants should consult a competent and independent tax advisor regarding the tax consequences of the Award.
18.Any and all compensation paid or required to be paid pursuant to this Agreement, including the issuance of shares of Stock, shall be subject to repayment to the Corporation by Participant (and the Participant’s Beneficiary, heirs and estate) pursuant to the terms of any clawback, recoupment or other policy implemented from time to time by the Corporation, as amended.
19.This Agreement shall be governed and construed in accordance with the laws of the State of Delaware.
[SIGNATURE PAGE TO FOLLOW]

2018 EPS Performance Stock Unit Award Agreement
Draft of 2/12/18

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.
LCI INDUSTRIES

By:__________________________
Date:_________________________

(Participant’s Signature)

(Date)

(Street Address):

(City, State, Zip Code)

(Social Security Number)

2018 EPS Performance Stock Unit Award Agreement
Draft of 2/12/18

Annex A

EPS Growth Example

[2]-Year Target Annualized Growth	Threshold [___]% [___]%	Target [___]% [___]%	Maximum [___]% [___]%	←Step 1 ←Step 2 Annualize
Starting EPS $[___] Year 1 Year 2 Cumulative EPS Hurdle	$[___] $[___] $[___] $[___]	$[___] $[___] $[___] $[___]	$[___] $[___] $[___] $[___]	←Step 3 Calc. Y1 ←Step 4 Calc. Y2 ←Step 5 Sum Y1+Y2
Payout	50%	100%	150%

2018 EPS Performance Stock Unit Award Agreement
Draft of 2/12/18

BENEFICIARY DESIGNATION

I, ___________, designate the Beneficiary(ies) below to receive all of my benefits payable in accordance with the terms of a Performance Stock Unit Award Agreement entered into as of [DATE], 2018 between myself and LCI Industries and issued to me pursuant to the LCI Industries Equity Award and Incentive Plan, as Amended and Restated.
PRIMARY BENEFICIARY(IES)

Name	Percentage of Benefits	Relationship	Social Security Number

CONTINGENT BENEFICIARIES (Will receive indicated portions of my Performance Stock Unit Award referred to herein if no Primary Beneficiaries survive me)

Name	Percentage of Benefits	Relationship	Social Security Number

____________________________________            __________________
Signature of Participant                        Date